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                                                                     EXHIBIT 5.1

                                 ANDREWS & KURTH
                          MAYOR, DAY, CALDWELL & KEETON
                                     L.L.P.
                                    ATTORNEYS

                             600 TRAVIS, SUITE 4200
                                HOUSTON, TX 77002

AUSTIN
DALLAS
LONDON                                                   TELEPHONE: 713.225.7000
LOS ANGELES                                              FACSIMILE: 713.225.7047
NEW YORK
THE WOODLANDS
WASHINGTON, D.C.

                                  March 7, 2002

Board of Directors
Rowan Companies, Inc.
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056-6196

Ladies and Gentlemen:

         We have acted as counsel to Rowan Companies, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement No. 333-82804 on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering by the selling stockholders named therein ( the "Selling Stockholders") of up to 109,890 shares of the Company's common stock (the "Shares"), par value $0.125 per share ("Common Stock").

         As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company and certificates of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

         Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are legally issued and, when sold in the manner described in the Registration Statement, will continue to be legally issued and will be fully paid and nonassessable shares of Common Stock. For purposes of the opinion expressed above, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption "Legal Opinion" therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Andrews & Kurth
                                           Mayor, Day, Caldwell & Keeton L.L.P.
                                       -----------------------------------------
                                       Andrews & Kurth, Mayor, Day,
                                       Caldwell & Keeton L.L.P.